Exhibit 12

                                                                      Exhibit 12

RATIO OF EARNINGS TO FIXED CHARGES
                                                       --------------------------------------------------------------------------
                   (in $millions except ratios)                             FISCAL YEAR ENDED SEPTEMBER 30
                                                       --------------------------------------------------------------------------
                                                           1998           1997           1996           1995           1994

Fixed Charges
       Interest Expense                                   $   69         $    59        $    64        $   102        $    95
       Interest Portion of Rent (est.)                        10               7              7              7              6
                                                       -------------- -------------- -------------- -------------- --------------
              Sub-Total                                   $   79         $    66        $    71        $   109        $   101
                                                       -------------- -------------- -------------- -------------- --------------

Earnings
       Income from Continuing Ops                         $   78         $   219        $   185        $     -        $    57
         before taxes
         plus:  Fixed Charges                                 79              66             71            109            101
                                                       -------------- -------------- -------------- -------------- --------------
              Sub-Total                                   $  157         $   285        $   256        $   109        $   158
                                                       -------------- -------------- -------------- -------------- --------------

                                                       ============== ============== ============== ============== ==============
       Earnings/Fixed Charges (x) =                         2.0             4.3            3.6            1.0            1.6
                                                       ============== ============== ============== ============== ==============





RATIO OF EARNINGS TO FIXED CHARGES
                                                       -------------------------------------
                   (in $millions except ratios)             NINE MONTHS ENDED JUNE 30
                                                       -------------------------------------
                                                             1999               1998

Fixed Charges
       Interest Expense                                   $    57            $    51
       Interest Portion of Rent (est.)                          8                  7
                                                       ------------------ ------------------
              Sub-Total                                   $    65            $    58
                                                       ------------------ ------------------

Earnings
       Income from Continuing Ops                         $   161            $    40
         before taxes
         plus:  Fixed Charges                                  65                 58
                                                       ------------------ ------------------
              Sub-Total                                   $   226            $    98
                                                       ------------------ ------------------

                                                       ================== ==================
       Earnings/Fixed Charges (x) =                         3.5                 1.7
                                                       ================== ==================
